Exhibit 23. 1


CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT

We hereby consent to the use in the Form SB-2 Registration Statement of Torbay Holdings, Inc. and Subsidiary our report for the year ended December 31, 2001 dated April 18, 2002, relating to the consolidated financial statements of Torbay Holdings, Inc. and Subsidiary which appear in such Form SB-2, and to the reference to our Firm under the caption "Experts" in the Prospectus.

WEINBERG COMPANY P.A.
Certified Public Accountants
Boca Raton, Florida
May 30, 2002